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                                                                     EXHIBIT 5.1

                             FUTRO & TRAUERNICHT LLC
                         Attorneys and Counselors at Law

                                   ALAMO PLAZA
                      1401 SEVENTEENTH STREET - 11TH FLOOR
                             DENVER, COLORADO 80202

                            TELEPHONE (303) 295-3360
                            FACSIMILE (303) 295-1563         WITH OFFICES IN
                               futrofirm@aol.com         LOS ANGELES, CALIFORNIA


                                  July 18, 2000

Board of Directors
Integral Technologies, Inc.
805 W. Orchard Drive, Suite 3
Bellingham, WA 98225

Gentlemen:

         You have requested our opinion, as counsel for Integral Technologies, Inc., a Nevada corporation (the "Company"), in connection with the registration statement on Form SB-2 (the "Registration Statement"),under the Securities Act of 1933, filed by the Company with the Securities and Exchange Commission for the sale of 16,470,000 shares (the "Registered Shares") of common stock, $.0001 par value (the "Common Stock"), by the selling securityholders named in the Registration Statement, including: (i) up to 13,450,000 shares of common stock held by or issuable to certain selling securityholders; and (ii) up to 3,020,000 shares of common stock issuable upon exercise of common stock warrants issued or issuable to certain selling securityholders.

         We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing and in reliance thereon, we are of the opinion that the 13,450,000 shares of common stock held by or issuable to certain selling securityholders are, and the 3,020,000 shares of common stock issuable upon exercise of common stock warrants, when issued will be, duly and validly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                   Sincerely,

                                   /s/ FUTRO & TRAUERNICHT LLC
                                   -----------------------------------------
                                   FUTRO & TRAUERNICHT LLC